EXHIBIT 11

                    Statement re: Computation of Earnings Per Share

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                                  CULLEN/FROST BANKERS, INC.
                           Computation of Earnings per Common Share
                            Primary and Fully Diluted (Unaudited)
                                      (in thousands)

                                                         December 31,
                                                   ----------------------------
Primary Earnings per Share                           1993       1992      1991
- ------------------------------------------------   --------   -------   -------
Income before extraordinary credit and
 cumulative effect of accounting change            $ 38,797   $17,625   $   205
Elimination of interest on 9.75% convertible
 subordinated debentures due 1996, net of tax            54       643
                                                   --------   -------   -------
Income applicable to common stock before
 extraordinary credit and cumulative effect of
 accounting change                                   38,851    18,268       205
Extraordinary credit                                            6,497
Cumulative effect of accounting change                8,439
                                                    -------   -------   -------
Net income applicable to common stock               $47,290   $24,765   $   205
                                                    =======   =======   =======
Weighted average shares outstanding                  10,922    10,175     9,897
Addition from assumed exercise of stock
 options                                                189       284       178
Addition of assumed conversion of 9.75%
 convertible subordinated debentures due 1996            40       515
                                                    -------   -------   -------
Weighted average number of common shares
 outstanding                                         11,151    10,974    10,075
                                                    =======   =======   =======
Primary earnings per common share:
Income before extraordinary credit and
 cumulative effect of accounting change               $3.48     $1.66     $0.02
Net income                                             4.24      2.26      0.02


                                                         December 31,
                                                   ----------------------------
Fully Diluted Earnings per Share                     1993       1992      1991
- ------------------------------------------------   --------   -------    -------
Income before extraordinary credit and
 cumulative effect of accounting change            $38,797    $17,625    $  205
Elimination of interest on 9.75% convertible
 subordinated debentures due 1996, net of tax           54        643
                                                   -------    -------    ------
Income applicable to common stock before
 extraordinary credit and cumulative effect of
 accounting change                                  38,851     18,268       205
Extraordinary credit                                            6,497
Cumulative effect of accounting change               8,439
                                                   -------    -------    ------
Net income applicable to common stock              $47,290    $24,765    $  205
                                                   =======    =======    ======

Weighted average shares outstanding                 10,922     10,175     9,897
Addition from assumed exercise of stock options        189        325       178
Addition of assumed conversion of 9.75%
 convertible subordinated debentures due 1996           40        515
                                                   -------    -------    ------
Weighted average number of common shares
 outstanding                                        11,151     11,015    10,075
                                                   =======    =======    ======
Fully diluted earnings per common share:
Income before extraordinary credit and
 cumulative effect of accounting change              $3.48      $1.66     $0.02
Net income                                            4.24       2.25      0.02


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